Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Modine Manufacturing Company's Annual Report on Form 10-K for the year ended March 31, 2011.

/s/ Price WaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
July 1, 2011